Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-) and related Proxy Statement/Prospectus of Prologis Inc. for the registration of Prologis, Inc. common stock and to the incorporation by reference therein of our report dated February 26, 2019, except Notes 3, 4, 6, 8, 16, 18, 19, 21, 22 and 23 as to which the date is November 25, 2019, with respect to the consolidated financial statements and schedules of Liberty Property Trust, and our report dated February 26, 2019, with respect to the effectiveness of internal control over financial reporting of Liberty Property Trust,  included in Liberty Property Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 25, 2019

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4 No. 333-) and related Proxy Statement/Prospectus of Prologis, Inc. for the registration of Prologis, Inc. common stock and to the incorporation by reference therein of our report dated February 26, 2019, except Notes 3, 4, 6, 8, 16, 18, 19, 21, 22 and 23 as to which the date is November 25, 2019, with respect to the consolidated financial statements and schedules of Liberty Property Limited Partnership, and our report dated February 26, 2019, with respect to the effectiveness of internal control over financial reporting of Liberty Property Limited Partnership, included in Liberty Property Limited Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 25, 2019.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

November 25, 2019